Exhibit 99.1

Pensare Completes Business Combination with Computex to Form American Virtual Cloud Technologies

Led by an Executive Team Responsible for Architecting Multi-Billion Dollar Enterprises Across TMT Sector, Combination Is a Nasdaq-Listed Company Poised to Become Premiere IT Solutions and UCaaS Provider

ATLANTA, GA, April 7, 2020 – Pensare Acquisition Corp. (NASDAQ: WRLS) (“Pensare”), a publicly-traded special purpose acquisition company, is pleased to announce that it has completed its previously announced business combination with Stratos Management Systems, Inc. and its operating companies, which do business as Computex Technology Solutions (“Computex”), a leading IT Solutions and Managed Services Provider (MSP) with a 30-year legacy of success.

The business combination was approved at a special meeting of stockholders of Pensare on February 27, 2020, and closed on April 7, 2020. In connection with the transaction, Pensare has changed its name to American Virtual Cloud Technologies (“AVCT” or the “Company”). The shares of common stock of AVCT are expected to begin trading on the Nasdaq tomorrow, April 8, 2020, under the symbol “AVCT” and the warrants of AVCT are expected to trade on the Nasdaq under the symbol “AVCTW.”

Computex will continue to operate under its name and its Executive Leadership team of Sam Haffar, Chief Executive Officer; Faisal Bhutto, EVP of Enterprise Networking, Cloud & Cybersecurity; Worth Davis, EVP & CTO; Chris Laney, EVP of Sales; and Jesus Perez, EVP & CFO will continue to lead Computex and work alongside AVCT to expand into new markets.

AVCT believes it is well-positioned to quickly emerge as a force in the UCaaS market. AVCT’s new product portfolio, coupled with its previously announced agreement with AT&T, will enable AVCT to target mid-market business customers with cloud-based, fully managed unified communications, networking, and managed IT solutions, including remote workforce capabilities.

“With the completed acquisition of Computex, we now have a strong platform where we can build a premier virtual cloud communications and technology provider,” said AVCT CEO Darrell Mays. “AVCT’s strategy is to provide Computex with the capital, expertise, and resources they need to enhance their growth organically as well as enable acquisitions to enter new markets.”

To further enhance its leadership and strategic management, AVCT has appointed Thomas King as Chief Financial Officer and, as previously announced, Graham McGonigal as Chief Operating Officer to help execute on the overall growth strategy with Computex. Mr. King has an extensive background as senior executive with various private equity sponsored and public companies including Allied System Holdings, Inc. and WestRock Company. Mr. McGonigal will draw from his experience in his previous roles as Chief Operating Officer of nsoro and MasTec Network Solutions as well as executive positions at AT&T, Vonage, Cingular Wireless, and Bellsouth.

“We are delighted to join AVCT to expand our brand presence, offerings, and grow our market share in building a global cloud services and full-scale IT solution provider,” said Sam Haffar, CEO of Computex. “We believe this transaction will not only allow us to better serve the existing customers responsible for Computex’s success to date, but also further enhance our strategic leadership and business planning prowess to turn market potential into steady growth.”

Summary of Transaction

Pensare acquired Computex for a mix of shares of the Company’s common stock, subordinated debentures, warrants to purchase shares, and assumption of indebtedness. The debentures and warrants were in the same forms as those issued and sold by the Company in a private placement effected by the Company in connection with the transaction.

About American Virtual Cloud Technologies

AVCT is an integrated IT solutions and managed services provider. AVCT completed a business combination with Computex in April 2020. AVCT, incorporated in 2016, was formerly known as Pensare Acquisition Corp. and changed its name to AVCT in April 2020. For more information, visit www.avctechnologies.com.

About Computex Technology Solutions

Computex Technology Solutions is an award-winning solutions provider committed to helping clients grow and evolve their business through technology for over 30 years. Computex comprises a talented team of architects and engineers that specialize in delivering solutions in data centers, enterprise networking, cloud, cybersecurity, managed services, unified communications, and innovative solutions. Computex was founded in 1987 and is headquartered in Houston, Texas with offices throughout the United States. For more information, visit https://computex.net/

Forward Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of AVCT management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AVCT. These forward looking statements are subject to a number of risks and uncertainties, including changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the industries in which the Company operates; the Company’s substantial indebtedness; risks associated with the potential effects of COVID-19 on the Company’s business; and those factors discussed in the Company’s definitive proxy statement dated February 13, 2020 under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.